EXHIBIT 23

Analysis, Research & Planning Corporation’s Consent

Union Carbide Corporation:

Analysis, Research & Planning Corporation (“ARPC”) hereby consents to the use of ARPC’s name and the reference to ARPC’s reports dated January 9, 2003, January 26, 2004, January 26, 2005 and January 3, 2006 in this Quarterly Report on Form 10-Q of Union Carbide Corporation for the quarter ended September 30, 2006.

/s/ B. THOMAS FLORENCE
B. Thomas Florence
President
Analysis, Research & Planning Corporation
October 27, 2006

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